SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2025

Universal Stainless & Alloy Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39467	25-1724540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Mayer Street, Bridgeville, Pennsylvania	15017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	USAP	The Nasdaq Stock Market, LLC
Preferred Stock Purchase Rights	—	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Universal Stainless & Alloy Products, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”) on January 15, 2025, to vote on the three proposals described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on November 27, 2024, and first mailed to the Company’s stockholders on or about November 27, 2024 (the “Proxy Statement”). As disclosed in the Proxy Statement, as of the close of business on November 22, 2024, the record date for determining stockholders entitled to notice of and to vote at the Special Meeting (the “Record Date”), there were 9,415,032 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), outstanding and entitled to vote at the Special Meeting. A total of 6,514,353 shares of Common Stock (representing approximately 69% of the shares of Common Stock outstanding on the Record Date and entitled to vote at the Special Meeting) were present virtually or represented by proxy at the Special Meeting, constituting a quorum for the Special Meeting.

The final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Special Meeting are as follows:

Proposal 1 – Adoption of the Merger Agreement: The stockholders of the Company adopted the Agreement and Plan of Merger, dated October 16, 2024 (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among the Company, Aperam US Holdco LLC, a Delaware limited liability company (“Parent”), and Aperam US Absolute LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Parent will acquire the Company via a merger of Merger Sub with and into the Company (the “Merger”), with the separate corporate existence of Merger Sub thereupon ceasing and the Company continuing as the surviving company and a wholly owned subsidiary of Parent. The final voting results are set forth in the table immediately below:

For	Against	Abstain
6,407,788	23,847	82,718

Proposal 2 – Non-binding Advisory Vote on Compensation of Named Executive Officers: The stockholders of the Company did not approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers identified in the Proxy Statement that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. The final voting results are set forth in the table immediately below:

For	Against	Abstain
3,180,489	3,240,481	93,383

Proposal 3 - Adjournment of the Special Meeting, if necessary or appropriate: The stockholders of the Company approved a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there were insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. Although this proposal was approved by the stockholders of the Company, because there was a quorum present and there were sufficient votes represented at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement, adjournment of the Special Meeting was deemed unnecessary. The final voting results are set forth in the table immediately below:

For	Against	Abstain
6,031,324	399,252	83,777

Completion of the Merger remains subject to the satisfaction of customary closing conditions.

Item 8.01.	Other Events.

On January 15, 2025, the Company issued a press release announcing the adoption of the Merger Agreement by the Company’s stockholders at the Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated January 15, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ John J. Arminas
John J. Arminas
Vice President, General Counsel and Secretary

Dated: January 15, 2025